EXHIBIT 10.4
------------

May 26,1999

Mr. A. Larry Sisk
Vice President and Treasurer
Chicago Title Corporation
171 North Clark Street
Chicago, Illinois 60601-3294


Ladies and Gentlemen:

Pursuant to our discussions, LaSalle Bank National Association (formerly known as LaSalle National Bank) (the Bank) is pleased to offer a credit facility to Chicago Title Corporation (the Borrower), it being understood that Bank shall make advances available on the following terms and conditions:

The terms of the facility are:

1.    Borrower:   Chicago Title Corporation
                  Chicago, Illinois

2.    Amount:     The aggregate amount outstanding shall not exceed
                  $20,000,000.

3.    Purpose:    For general corporate purposes.

4.    Evidence of Indebtedness:    Revolving Credit Note to be signed by
                                   Borrower in the form of Exhibit A
                                   hereto (the Note).

5.    Expiration: This facility will expire on May 24, 2000 (Expiration
                  Date).

6.    Interest Rate:   The unpaid principal balance of all loans shall, at
                       Borrower's option, bear interest at a rate per annum equal to:


            a) the per annum rate of interest at which overnight federal funds are from time to time offered to Bank by any bank in the interbank market, as stated by Bank (the Federal Funds Rate), plus one quarter of one percent (1/4%) per annum. Interest on each advance bearing interest at the Federal Funds Rate shall be calculated on the basis of a year of 360 days and actual clays elapsed, and shall be payable at the earlier to occur of every ninety (90) days and the maturity of each such advance.

            b) Bank's Base Rate, which means, for any day, a rate per annum equal to the higher of(a) the Federal Funds Rate for such day plus one half of one percent (1/2%) or Co) the Prime Rate (hereinafter defined) for such day. Prime Rate which means the rate per annum set by Bank from time to time and called its Prime Rate. Interest on each advance bearing interest at the Base Rate shall be calculated on the basis of a year 360 days and actual days elapsed, and shall be payable every ninety (90) days.

            c) LIBOR (London Inter Bank Offered Rate) as determined by Bank plus twenty-five (25) basis points per annum (the LIBOR Rate). Borrowings under this option shall be on an as available basis for periods of one, two, three or six months (each, an Interest Period) selected by Borrower. Interest on borrowings under this option shall be payable at the earlier to occur of every ninety (90) days and the maturity of each draw, and shall be calculated on actual days elapsed on a 360 day year.

      In the event that deposits in the amount and for the term of the selected Interest Period are unavailable to Bank, or that by reason of ei,cumstances affecting the Eurodollar markets generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to any loans bearing interest at the LIBOR Rate for the selected Interest Period, Borrower shall either repay such loan or direct Bank to convert such loan into a loan bearing interest at a rate and for an Interest Period which is available on the last day of the then current Interest Period, said choice between repayment or conversion to be solely at Borrower's option.

      If it shall become unlawful (or contrary to any direction from or requirement of any governmental authority having jurisdiction over the Bank) for Bank to honor its commitment hereunder or continue to fund or maintain any loan or to perform its obligations hereunder, then this commitment shall thereupon be canceled and, if it shall become unlawful for Bank to continue to fund or maintain any loan, Borrower shall prepay withom premium or penalty such loan together with accrued interest thereon on the last day of the then current Interest Period with respect to each such loan or on such earlier date as may be required by law.

      Each request by Borrower for a loan bearing interest at the LIBOR Rate must be received by Bank no later than 1:00 p.m. Chicago, Illinois time, on the day which is three O) days prior to the day its is to be funded. A request for Federal Funds Rate loans must be received by Bank no later than 12:00 p.m. Chicago, Illinois time, on the day it is to be funded. A request for Base Rate loans must be received by Bank no later than 2:00 p.m. Chicago, Illinois time, On he day that it is to be funded.

7)    Draw Maturities: No loan hereunder may mature later than the
                       Expiration Date.

8)    Prepayment: Prepayments will be permitted only with prior consent of
                  Bank. Any break funding charges incurred by Bank shall be for the account of Borrower.

9)    Commitment Fee:  Borrower will pay a fee often (10) basis points per annum of the unused portion of the amount available hereunder, payable in arrears at the end of each calendar quarter.

10)   Cross-default Provisions:    Default(s) by Borrower in the payment
                                   of any other obligations of Borrower,
                                   which in the aggregate exceed $ I
                                   0,000,000 shall also be an event of
                                   default hereunder.

11)   Cancellation:    Borrower may cancel this facility at any time with
                       five (5) days written notice to Bank. Bank may cancel this commitment upon the occurrence of an Event of Default as defined in the Note, such cancellation to be effective upon the giving of written notice to Borrower. Upon any such cancellation, Borrower will pay to Bank any and all amounts due to Bank hereunder, including without limitation any break funding costs.

Borrower understands and agrees that this facility is not assignable by Borrower. Bank reserves the right to sell participations in this facility.

We trust that the foregoing adequately sets forth the terms and conditions of our mutual agreement with respect to this facility. If you are in agreement with the above, please complete, sign and remit the enclosed Note.

Yours truly,

LASALLE BANK NATIONAL ASSOCIATION

Janet Gates
Vice President

Agreed to and accepted this 26 day of May, 1999.


CHICAGO TITLE CORPORATION

By: /S/ Peter G. Leemputte
Its: EVP, CFO and CAO

By:  /S/ A. Larry Sisk
Its: VP and Treasurer

EXHIBIT A

REVOLVING PROMISSORY NOTE

$20,000,000                                           Dated: May 26, 1999
                                                        Due: May 24, 2000

On May 24, 2000, the undersigned (the Company), for value received, promises to pay to the order of LaSalle Bank National Association (formerly known as LaSalle National Bank) (the Bank), the lesser of: the principal sum of Twenty Million Dollars ($20,000,000) or the aggregate unpaid principal amount outstanding under the credit facility made available by the Bank to Company, with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity together with all costs of collection, including reasonable attorneys' fees, upon default. Interest shall be payable as more particularly set forth in that certain Facility Letter of even date herewith by the Bank to Company, the terms and conditions of which are incorporated herein by reference. The proceeds available hereunder are for direct advances.

       Any portion of principal hereof which is not paid when due whether at stated maturity, by acceleration, or otherwise, shall bear interest payable on demand at an interest rate equal at all times to one percent (1%) above the applicable rate in effect with respect to such portion at such maturity. All payments hereunder shall be applied first to interest on the unpaid balance at the rate herein specified and then to principal.

      The Bank shall make loans available hereunder upon Company's Oral or written request. The proceeds of such loans shall be made available at the office of the Bank by credit to the account of Company or by other means requested by Company and acceptable to the Bank. The Bank is authorized to rely on telephonic or telegraphic loan requests which the Bank believes in its good faith judgment to emanate from a representative of Company who has been authorized in writing by an officer or director of Company, whether or not that is in fact the case.

      All amounts outstanding under this Note shall become immediately due and payable, at the option of the holder hereof, without any demand or notice whatsoever, in the event that Company, shall do any of the following (each, an Event of Default) (a) fail to make any payment when due of principal or interest on this Note, or (b) fail to make payment(s) when due of any other obligation(s) of Company which in the aggregate exceed $10,000,000. In addition, this and all other obligations of Company to the holder hereof shall be and become due and payable immediately without any demand or notice whatsoever in the event of any assignment for the benefit of creditors of, or the commencement of any bankruPtCy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against Company, or in the event of any gamlshment, attachment, levy or llen being asserted against any deposit balance maintained (or any property deposited) with the holder hereof by Company. In addition, the Bank's commitment shall, at the Bank's option, be terminated upon the occurrence of any of the above.

      All advances made by the Bank and all payments made by Company on account of the unpaid principal amount hereof, shall be recorded on the books and records of the Bank. Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed on the reverse side of the Note at that time or inscribed in such other records of the Bank shall be prima facie evidence of the unpaid principal balance of this Note

      The Note is to be governed and construed according to the laws of the State of Illinois.

      If any payment to be made by Company hereunder shall liecome due on a Saturday, Sunday or business holiday under the laws of the State of Illinois, such payment shall bc made on the next succeeding business day and such extension shall be included in computing any interest in respect of such payment.

      Neither Company nor any affiliate Of Company shall use any portion of the proceeds of the loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. (AASI), an affiliate of the Bank, or (ii) refinancing or making payments of principal, interest or dividends on any securities issued by Company or any affiliate of Company, and underwritten, privately placed or dealt in by AASI.

      The Company has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address, on a timely basis, theYear 2000 Problem (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999).

      Company hereby agrees that any and all information relating to Company which is (i) furnished by Company to thc Bank (or to any affiliate of the Bank), and (ii) non-public, confidential or proprietary in nature, shall be kept strictly confidential by the Bank or such affiliate, provided, however, that such information and other credit information relating to Company may be distributed by the Bank or such affiliate to the Bank's or such affiliate's directors, officers, employees, affiliates, attorneys, auditors and regulators, and to any other party upon the order of a court or other governmental agency having jurisdiction over the Bank or such affiliate.

                                                CHICAGO T1TLE CORPORATION

By:



                         REVOLVING PROMISSORY NOTE

$20,000,000                                           Dated: May 26, 1999
                                                        Due: May 24, 2000

      On May 24, 2000, the undersigned (the Company), for value received, promises to pay to the order of LaSalle Bank National Association (formerly known as LaSalle National Bank) (the Bank), the lesser of: the principal sum of Twenty Million Dollars ($20,000,000) or the aggregate unpaid principal amount outstanding under the credit facility made available by the Bank to Company, with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity together with all costs of collection, including reasonable attorneys' fees, upon default. Interest shall be payable as more' particularly set forth in that certain Facility Letter of even date herewith by the Bank to Company, the terms and conditions of which are incorporated herein by reference. The proceeds available hereunder are for direct advances.

      Any portion of principal hereof which is not paid when due whether at stated maturity, by acceleration, or otherwise, shall bear interest payable on demand at an interest rate equal at all times to one percent (1%) above the applicable rate in effect with respect to such portion at such maturity. All payments hereunder shall be applied first to interest on the unpaid balance at the rate herein specified and then to principal.

      The Bank shall make loans available hereunder upon Company's oral or written request. The proceeds of such loans shall be made available at the office of the Bank by credit to the account of Company or by other means requested by Company and acceptable to the Bank. The Bank is authorized to rely on telephonic or telegraphic loan requests which the Bank believes in its good faith judgment to emanate from a representative of Company who has been authorized in writing by an officer or director of Company, whether or not that is in fact the case.

      All amounts outstanding under this Note shall become immediately due and payable, at the option of the holder hereof, without any demand or notice whatsoever, in the event that Company, shall do any of the following (each, an Event of Default) (a) fail to make any payment when due of principal or interest on this Note, or (b) fail to make payment(s) when due of any other obligntion(s) of Company which in the aggregate exceed $10,000,000. In addition, this and all other obligations of Company to the holder hereof shall be and become due and payable immediately without any demand or notice whatsoever in the event of any assignment for the benefit of creditors of, or the commencement of any bankruptcy, reeeivership, insolvency; reorganization, dissolution or liquidation proceedings by or against Company, or in the event of any garnishment, attachment, levy or lien being asserted against any deposit balance maintained (or any property deposited) with the holder hereof by Company. In addition, the Bank's commitment shall, at the Bank's option, be terminated upon the occurrence of any of the above.

      All advances made by the Bank and all payments made by Company on account ofthe unpaid principal amount hereof, shall be recorded on the books and records of the Bank. Company agrees that in any action or proceeding instituted to collect or enforce colicetlon of this Note, the amount endorsed on the reverse side of the Note at that time or inscribed in such other records of the Bank shall be prima facie evidence of the unpaid principal balance of this Note.

The Note is to be governed and construed according to the laws of the State of Illinois.

      If any payment to be made by Company hereunder shall become due on a Saturday, Sunday or business holiday under the laws of the State of Illinois, such ipayment shall be made on the next succeeding business day and such extension shall be included in computing any interest in respect of such payment.

      Neither Company nor any affiliate of Company shall use any portion of the proceeds of the loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. (AASI), an affiliate of the Bank, or (ii) refinancing or making payments of principal, interest or dividends on any securities issued by Company or any affiliate of Company, and underwritten, privately placed or dealt in by AASI.

      The Company has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999).

      Company hereby agrees that any and all information relating to Company which is (i) furnished by Company to the Bank (or to any affiliate of the Bank), and (ii) non-public, confidential or proprietary in nature, shall be kept strictly confidential by the Bank or such affiliate, provided, however, that such information and other credit information relating to Company may be distributed by the Bank or such affiliate to the Bank's or such affiliate's directors, officers, employees, affiliates, attorneys, auditors and regulators, and to any other party upon the order of a court or other governmental agency having. jurisdiction over the Bank or such affiliate.

                                                CHICAGO TITLE CORPORATION